UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 22, 2008

PACIFICNET INC.
(Exact name of registrant as specified in charter)

Delaware	000-24985	91-2118007
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

c/o PacificNet Inc. 23/F, Tower A, TimeCourt, No.6 Shuguang Xili,
Chaoyang District, Beijing, China 100028
(Address of Principal Executive Offices) (Zip Code)

011-852-2876-2900
(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On January 22, 2008, PacificNet Inc. (NASDAQ: PACT) (the “Company” or “PacificNet”), completed the acquisition of Octavian International Limited (“Octavian”), a worldwide supplier of gaming technology, solutions and systems.  The Company had previously reported on a Form 8-K filed with the Securities and Exchange Commission on December 13, 2007, the execution of definitive agreements, including that certain Agreement among, PacificNet Games International Corporation, Octavian, Emperor Holdings Limited, Ziria Enterprises Limited and the Company on December 7, 2007, for the acquisition of 100% of Octavian (the “Agreement”).  PacificNet, through its wholly-owned subsidiary, Pacificnet Games International Corporation, acquired from Ziria Enterprises Limited, a company incorporated in Cyprus (the “Seller”), 100% of the issued and outstanding shares (the “Shares”) of Emperor Holdings Limited, a company incorporated in Cyprus (the “Holding Company”), which is the parent company of Octavian.

The purchase price for the Shares consisted of (i) 2,330,000 shares of PacificNet, representing approximately 19.5% of PacificNet’s outstanding shares of Common Stock (the “Escrow Shares”), and (ii) cash of up to $18,900,000 to be paid upon the completion of certain net profit performance targets (the “Earn-Out Amount”).

1,230,000 of the Escrow Shares shall be released from escrow no later than 20 days after the closing.  Upon receipt by PacificNet of certification from its auditor that such auditor’s review of the Holdings Company, Octavian and its businesses is acceptable and can be consolidated in PACT’s audited accounts, balance sheet and financial statements, in accordance with US GAAP for the fiscal year ended December 31 2008 (the “FYE 2008”), the remaining 1,100,000 Escrow Shares may be released from escrow to the Seller based on the net profit achieved by Octavian for the FYE 2008.  If Octavian achieves net profits of not less than $4,000,000 for the FYE 2008, all of the remaining Escrow Shares shall be released.  In the event net profits are less than $4,000,000 for FYE 2008, the number of Escrow Shares to be released shall be reduced such that  (i) 900,000 Escrow Shares shall be released if Octavian achieves net profits of not less than $3,000,000; (ii) 600,000 Escrow Shares shall be released if Octavian achieves net profits of not less than $2,000,000; and (iii) 300,000 Escrow Shares shall be released if Octavian achieves net profits of not less than $1,000,000.  Any Escrow Shares not released shall remain in escrow and roll over for each successive year if not earned in the previous year up to fiscal year 2012 based on growth in net profit of 20% based on the net profit of the previous year.

The Earn-Out Amount shall be payable commencing in 2009 through 2012 in installments of up to (a)$3,150,000 in 2009, (b) $4,200,000 in 2010, (c)$5,250,000 in 2011 and (d) $6,300,000 in 2012,which Earn-Out Amounts are subject to being reduced, in the event that (i) the net profit performance targets for the respective year is not achieved, and (ii) there are claims against the Seller by the PacificNEt arising out of or in respect of the Agreement, as provided for in the Agreement. The net profit performance targets are (a)$3,150,000 in 2009, (b) $4,200,000 in 2010, (c)$5,250,000 in 2011 and (d) $6,300,000 in 2012.

The Agreement provides for the acceleration of the Earn-Out Amount, such that such amount is immediately due and payable to the Seller, in the event that a sale of the majority of the shares or the business of Octavian or the group of companies and business units created by combining PacificNet Games Limited, Take 1 Technologies, Guangdong Poly Blue Express Communications Co. Ltd, Octavian and any other PacificNet companies that are directly involved in the gaming sector (the “Gaming Segmentation Group”), or a listing of Octavian or any company within the Gaming Segmentation Group on a recognized exchange occurs at any time before the end of 2012.

There is no material relationship between the Seller and PacificNet , or any of the Seller’s affiliates, or any director or officer of PacificNet, or any associate of any such director or officer, other than in respect of the acquisition.

Safe Harbor Statement

This Company's announcement contains forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. Potential risks and uncertainties include, but are not limited to, PacificNet's historical and possible future losses, limited operating history, uncertain regulatory landscape in China, fluctuations in quarterly operating results and PacificNet’s ability to maintain its continued listing on Nasdaq. Further information regarding these and other risks is included in PacificNet's Form 10-Q and 10-K and other filings with the SEC.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. Financial statements of Emperor Holdings Limited and Octavian International, including pro forma financial information shall be provided in an Amendment to this Form 8-K to be filed no later than 71 calendar days after the filing of this report.

(b) Pro forma financial information.  Pro forma financial information shall be provided in an Amendment to this Form 8-K to be filed no later than 71 calendar days after the filing of this report.

(d) Exhibits.  The following exhibit is furnished herewith:

Exhibit No.	Document Name

10.1
Agreement among, PacificNet Games International Corporation, Octavian, Emperor Holdings Limited, Ziria Enterprises Limited and the Company on December  7, 2007, for the acquisition of 100% of Emperor Holdings Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICNET INC. By: /s/ Victor Tong Name: Victor Tong Title: President Dated: January 28, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1
Agreement among, PacificNet Games International Corporation, Octavian, Emperor Holdings Limited, Ziria Enterprises Limited and the Company on December 7, 2007, for the acquisition of 100% of Emperor Holdings Limited.